Exhibit 6.7

Spirits Global, Inc.

A wholly-owned subsidiary of Spirits Capital Corporation

Securities Purchase Agreement

Investor Package

February__, 2022

INSTRUCTIONS FOR INVESTING

If you wish to purchase the offered securities of Spirits Global, Inc., please:

(1)	Review this Securities Purchase Agreement, and Cask Investment Deed.

(2)	Indicate where appropriate, in Exhibit A to the Securities Purchase Agreement, your status as an Accredited Investor by initialing the appropriate accreditation categories.

(3)	Type or print all information required in the blank sections in Exhibit A to the Securities Purchase Agreement, including your requested subscription amount and your federal taxpayer identification number.

(4)	Execute the signature page to the Securities Purchase Agreement.

(5)	If you are an individual, complete and execute, or cause to be executed, the enclosed Spousal Consent included as Exhibit B by either (i) having your spouse execute such consent or (ii) if you are not married, by confirming your status as single on such consent.

(6)	Pay for the full amount of your investment by means of a check made payable to Tellson Securities, Inc. c/o Spirits Global, Inc., or a wire transfer to the Placement Agent’s (as defined below) Trust Account c/o Spirits Global, Inc. as follows:

Name of Account: Tellson Securities, Inc.

Bank: Bank of Southern California

Account #: 4201188876

ABA: 122243402

You must send the completed and executed signature pages to this Securities Purchase Agreement, the completed Purchaser Information (Exhibit A) and the completed Spousal Consent (Exhibit B) to the Company and its Placement Agent, preferably by e-mail, at the following addresses:

Spirits Global, Inc.

Attn: Todd Sanders

100 Bayview Circle, Suite 4100

Newport Beach, CA 92660

Email: todd@spiritscap.com

Tellson Securities, Inc.

Attn: Andrew Boyd-Jones

620 Newport Center Drive, Suite 1100

Newport Beach, CA 92660

Email: ab-j@tellsonsecurities.com

The Company may choose not to accept all or some of any investor’s subscription for any reason (regardless of whether any check or wire transfer relating to this subscription is deposited in a bank account). The Company will send to you a fully executed copy of the transaction documents if your subscription is accepted. If you have any questions in completing the transaction documents, please contact Andrew Boyd-Jones at (949) 423-8380.

SPIRITS GLOBAL, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is entered into by and between Spirits Global, Inc., a Delaware corporation, a wholly-owned subsidiary of Spirits Capital Corporation, a Delaware corporation, collectively (the “Company”), and the undersigned purchaser or purchasers (the “Purchaser”, and collectively with other purchasers similarly situated, the “Purchasers”) as of the latest date set forth on the signature page hereto.

WHEREAS, the Company is conducting a private offering for sale of up to 40 units (collectively, the “Units”) each Unit representing 300 Cask Investment Deeds (each a “Cask Investment Deed” or “Deed” and collectively, the “Cask Investment Deeds”), at a purchase price of $450,000 per Unit for a total offering of $18,000,000 (the “Maximum Amount”);

WHEREAS, each Cask Investment Deed, in the form attached hereto as Exhibit C, (i) represents the Cask Investment Deed of one (1) newly-filled 200-liter barrel of unaged (i.e. aged for less than one year) premium American whiskey (collectively, the “Barrels of Unaged Premium Whiskey”), (ii) is valued at $1,500 (the “Per Cask Investment Deed Price”), (iii) is secured by blockchain technology (the “Blockchain Technology”), and (iv) is redeemable by the Purchaser after five (5) years from the date of issuance;

WHEREAS, the Company and Purchaser are executing and delivering this Agreement and consummating the transactions contemplated herein in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”) and/or Regulation D promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder;

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Purchaser hereby agree as follows:

1. Purchase of Securities.

(a) Subject to the terms and conditions of this Agreement, the undersigned Purchaser hereby subscribes for Units (collectively, the “Purchased Units”), at a price per Unit equal to $450,000 (the “Unit Price”) (sometimes the Units and the Cask Investment Deeds are collectively referred to herein as the “Securities”). The minimum subscription is $900,000 representing two (2) Units, although the Company reserves the right to accept subscriptions for less than $900,000. The total proceeds received by the Company in the offering may be less than or equal to the amount indicated by the undersigned Purchaser on the signature page hereto (the “Subscription Amount”). The offering, purchase and sale of the Securities is referred to herein as the “Offering.”

(b) Each Cask Investment Deed shall mature five (5) years from the date of issuance at Closing (the “Maturity Date”). On the Maturity Date, each Cask Investment Deed shall be redeemable by Purchaser (“Redemption”) at a redemption price of $2,625 per Cask Investment Deed (the “Per Cask Investment Deed Redemption Price”). For example, if a Purchaser subscribes for two Units in consideration of a Subscription Amount of $900,000, then upon the Maturity Date of the Cask Investment Deeds underlying such subscribed for Units, such Purchaser shall be eligible to receive a cash Redemption from the Company in the amount of $1,575,000.

(c) In addition, each Cask Investment Deed will accrue a premium redemption price at a rate of 15% per annum (the “Pre-redemption Premium Price”). On any day following the first anniversary of this Agreement (the “Pre-redemption Date”), the Company shall have the right to redeem (the “Pre-redemption”) any Cask Investment Deed contained in a Unit for the Per Cask Investment Deed Price plus the Pre-redemption Price. The Pre-redemption Price shall be calculated on the basis of a 365-day year, counting the actual number of days elapsed between the date of sale of the Unit and the Pre Redemption Date. For example, if one Unit (300 Cask Investment Deeds) is redeemed at the end of year three (3) the net proceeds to the Purchaser would be $450,000 plus three years of the Pre-redemption Price (15% per annum or $202,500) for a total Pre-redemption of $652,500 for the one Unit redeemed.

(d) The Barrels of Unaged Premium Whiskey contain premium American whiskey (the “Whiskey”) distilled by qualified premium American Whiskey distillers. The Whiskey complies with the gluten-free definition of Codex Alimentarius (CODEX STAN 118-1979, Revised 2008) and the proposed FDA regulations for gluten free labeling issued in 2007 (Federal Register Proposed Rule – 72 FR 2795, January 23, 2007). The native and specialty starches in the Whiskey are sulfite-free, and the average residual levels of sulfite (expressed as SO2) in the finished product after proper the aging of the Whiskey on approximately the Maturity Date are as follows: Arise® 5000: 36 ppm; Arise® 6000: 51 ppm; FP™ 600: 30 ppm. The Whiskey is a certified commodity: ISO 14001(Certified Environmental Management System) and OHSAS 18001 (Certified Occupational Health and Safety Management System). The Company shall manage and oversee the aging of the Whiskey contained in the Barrels of Unaged Premium Whiskey Premium in connection with Purchaser’s Purchased Units and will provide quality reports to Purchaser on the aging status, quality, and other information on a quarterly basis. The Company shall obtain and maintain an insurance policy with The Leavett Group Insurance (or such other insurance carrier) pursuant to which Barrels of Unaged Premium Whiskey underlying the Units will at all times while Units are outstanding be insured. Upon Purchaser’s request, the Company shall provide Purchaser with current certificates of insurance as evidence of the required insurance coverage.

(e) The Blockchain Technology component of each Cask Investment Deed is utilized to authenticate every Cask Investment Deed purchase transaction in connection with the Offering and to provide each Purchaser with a continually updated, secure and transparent record of legal ownership of their purchased Cask Investment Deeds.

(f) Purchased Units shall be delivered to the Purchaser in the form of Cask Investment Deeds.

(g) Tellson Securities, Inc. has been retained by the Company as placement agent for the Offering (the “Placement Agent”).

2. Closing(s).

(a) On or prior to the applicable Closing Date (as defined below), the Purchaser shall deliver or cause to be delivered to the Company and the Placement Agent the following deliverables in accordance with the subscription procedures described in Section 2(b) below:

(i) a completed and duly executed signature page of this Agreement;

(ii) the completed Purchaser Information included as Exhibit A, attached hereto;

(iii) if the Purchaser is an individual, a spousal consent in the form of Exhibit B, attached hereto (the “Spousal Consent”; and

(iv) Purchaser’s Cask Investment Deed Certificate (as defined herein) delivery instructions.

(b) The Purchaser shall deliver or cause to be delivered, preferably by e-mail, the deliverables described above to the Company and the Placement Agent at the following addresses:

Spirits Global, Inc.

Attn: Todd Sanders

100 Bayview Circle, Suite 4100

Newport Beach, CA 92660

Email: todd@spiritscap.com

Tellson Securities, Inc.

Attn: Andrew Boyd-Jones

620 Newport Center Drive, Suite 1100

Newport Beach, CA 92660

Email: ab-j@tellsonsecurities.com

Immediately following receipt of the deliverables described above from the Purchaser and acceptance by the Company in accordance with subsection (c) below, the Purchaser shall be obligated to deliver funds no later than three (3) business days thereafter. If the Subscription Amount is to be paid by check, the check must sent via overnight courier to the Placement Agent at the address above, payable to the Placement Agent c/o Spirits Global, Inc., in time to be received by the deadline described above. If the Subscription Amount is to be paid by wire transfer, it must be wired to the following Placement Agent account c/o Spirits Global, Inc. in time to be received by the deadline described above:

Name of Account: Tellson Securities, Inc.

Bank: Bank of Southern California

Account #: 4201188876

ABA: 122243402

(c) This Agreement sets forth various representations, warranties, covenants, and agreements of the Company and of the Purchaser, as the case may be, all of which shall be deemed made, and shall be effective without further action by the Company or the Purchaser, immediately upon the Company’s acceptance of the Purchaser’s subscription and shall thereupon be binding upon the Company and the Purchaser. Acceptance shall be evidenced only by execution of this Agreement by the Company on its signature page attached hereto. Upon the Company’s acceptance of the Purchaser’s subscription and Placement Agent’s receipt of the Subscription Amount, on the applicable Closing Date, the Placement Agent shall deliver to the Purchaser a duly executed copy of the Agreement.

(d) The purchase and sale of the Securities shall take place on the date hereof simultaneously with the execution and delivery of this Agreement by all parties hereto (the “Closing Date”) in the amount of at least $900,000 (provided that, in its sole discretion and without notice to Purchasers, the Company may accept subscriptions for lesser amounts). The aggregate amount of purchases and sales of Securities in the Offering shall not exceed $18,000,000.

(e) Upon Placement Agent’s receipt of the Subscription Amount from Purchaser on the Closing Date, the Company shall deliver to Purchaser the Cask Investment Deed Certificates (as defined herein) represented by the Purchased Units (the “Purchased Cask Investment Deeds”) in accordance with Section 2(a)(iv) above. Title and risk of loss of the Purchased Cask Investment Deeds pass to Purchaser upon delivery of the Purchased Cask Investment Deeds to Purchaser. Placement Agent shall immediately release and send the Subscription Amounts to the Company, less the Placement Agent Fee (as defined below), by wire transfer in accordance with the Company’s wire transfer instructions set forth below, upon Issuer’s issuances of the Cask Investment Deed Certificates to the Purchasers, which may be evidenced by copy of courier packing slip or receipt.

Name of Account: Spirits Global, Inc.

Bank: Signature Bank

Account #: 1504033437

ABA: 0266013576

(f) The issuance of the above Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption provided by Section 4(2) thereunder and/or Regulation D as promulgated under the Act.

(g) The Placement Agent has been engaged for the Offering on a “commercially reasonable basis” basis with respect to the Offering. The Placement Agent shall receive seven percent (7%) of the gross proceeds of the Offering (the “Placement Agent Fee”), for a maximum amount of sales commissions of $1,260,000 based on the sale of 20 Units.

3. Company Representations and Warranties. The Company hereby represents and warrants that, as of each of the date of this Agreement and the Closing Date applicable to the Purchaser:

(a) Organization, Good Standing and Qualification. The Company is a Delaware corporation duly organized, validly existing, in good standing. The Company has the necessary corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Units, to carry out the provisions of this Agreement, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) Subsidiaries. The Company does not own or control any other interest of any other corporation, limited partnership or other business entity that represents more than fifty percent (50%) of the voting power of that corporation, limited partnership or other business entity.

(c) Valid Issuance. The Securities being acquired by the Purchaser hereunder, are duly authorized for issuance and sale to the Purchaser, and, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration, will be validly issued, fully paid, and non-assessable, and free from all liens.

(d) Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and the authorization, sale, issuance and delivery of the Units pursuant hereto has been taken or will be taken. The Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles that restrict the availability of equitable remedies.

(e) Liabilities. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, except current liabilities incurred in the ordinary course of business which are not, either in any individual case or in the aggregate, material.

(f) No Materially Adverse Contracts, Etc. The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. The Company is not a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

(g) Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders or employees of the Company other than (a) for payment of salary for services rendered, including bonus payments, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other employee benefits (including stock option plans and stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers or directors of the Company, nor any members of their immediate families, are indebted to the Company or, to the Company’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company. No officer or director or, to the Company’s knowledge, any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

(h) Changes. Since December 31, 2021, there has not been:

(i) Any material change in the assets, liabilities, financial condition, prospects or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

(ii) Any resignation or termination of any officer, key employee or group of employees of the Company;

(i) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(ii) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(iii) Any waiver by the Company of a right deemed valuable by the Company or of a material debt owed to it;

(iv) Any direct or indirect loans made by the Company to any employee, officer or director of the Company, other than advances made in the ordinary course of business;

(v) Any material change in any compensation arrangement or agreement with any employee, officer, or director;

(vi) Any declaration or payment of any dividend or other distribution of the assets of the Company;

(vii) Any labor organization activity related to the Company;

(viii) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(ix) Any change in any material agreement to which the Company is a party or by which it is bound which may materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company;

(x) Any other event or condition of any character that, either individually or cumulatively, has or may materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company; or

(xi) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.

(i) Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair, normal wear and tear excepted, and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

(j) Intellectual Property.

(i) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company’s knowledge as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or standard products.

(ii) The Company has not received any written communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

(k) Compliance with Other Instruments. The Company is not in violation or default of any material term of the Charter or Bylaws, or of any material provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements, and the issuance and sale of Interest pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the material properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its material assets or properties.

(l) Litigation. There is no action, suit or proceeding pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which is reasonably likely to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

(m) Tax Returns and Payments. The Company has timely filed all tax returns required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company on or before the date hereof, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

(n) Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company.

(o) Registration Rights and Voting Rights. The Company is presently not under any obligation, and has not granted any rights, to register any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of the securities of the Company.

(p) Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. Except as disclosed in this Agreement, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of any of the Interest, except (i) such as has been duly and validly obtained or filed, or (ii) with respect to any filings that must be made after the date hereof, as will be filed in a timely manner, or (iii) such as would not have a material adverse effect on the Company. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company.

(q) Environmental and Safety Laws. To the Company’s knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

(r) Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Units will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell the Units to any person or persons so as to bring the sale of such Units by the Company within the registration provisions of the Securities Act or any state securities laws.

(s) Management. As of the date of this Agreement, the Company’s Board of Directors and named executive officers consists of the individuals identified in its public filings on OTC Markets.

(t) Termination of Contracts. The Company has not sent or received any communications regarding termination of, or intent not to renew, any Material Agreement (as defined below), and no such termination or non-renewal has been threatened by the Company or any other party to such contract or agreement.

(u) Financial Statements. The Financial Statements included in the Company’s public filings on OTC Markets fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than liabilities incurred in connection with the consummation of the transactions contemplated under the Offering and has occurred which would have a Material Adverse Effect.

(v) Material Changes; Undisclosed Events, Liabilities or Developments. The Company has not sustained, since the date of the Company’s latest audited financial statements, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. Since the date of the Company’s latest audited financial statements, (i) there has not been any change in the share capital of the Company and the Company has not declared any dividends or other distribution of cash or property to shareholders and the Company has not entered into any agreement to purchase, redeem or any other agreement with respect to its capital stock, including the issuance of capital stock to the officers and directors of the Company; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; (iii) the Company has not altered its method of accounting; and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company, take as a whole (a “Material Adverse Effect”). The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

(w) The Company has no any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or to any other Person.

(x) Compliance. The Company is not (i) in material breach of or in default under any Laws of the United States, or any other jurisdiction where it was incorporated or operates, (ii) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body or any stock exchange authorities (each a “Governmental Authority”) in the United States or any other jurisdiction in which it was incorporated or operates, (iii) in violation of its constituent documents or (iv) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, with respect to (i), (ii) or (iv), where any default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Title to Assets. The Company has good and marketable title to all real and personal property owned by it that is material to the business of the Company, in each case free and clear of all liens and encumbrances, except those incurred in the ordinary course of business consistent with past practice. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases (subject to laws of general application relating to bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights generally and other equitable remedies) with which the Company is in compliance in all material respects.

(z) Disclosure. The Company understands and confirms that the Purchaser will rely on the representations and warranties contained herein in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby taken as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

(aa) Solvency. Based on the consolidated financial condition of the Company as of the applicable Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder representing the Maximum Amount, the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable Closing Date. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

(bb) The Company has not entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(cc) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(dd) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(ee) Bank Holding Company Act. Neither the Company nor its affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor its affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ff) Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit, investigation or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(hh) No General Solicitation. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any Securities offered in the Offering.

(ii) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities. The issuance of the Securities will not be integrated (as defined in Rule 502 of the Securities Act) with any other issuance of the Company’s securities (past, current or future) that would require registration under the Securities Act of the issuance of the Securities.

(jj) No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby, other than to the Placement Agent, whose fee is described in Section 2(g).

(kk) Offering. Subject to the accuracy of the Purchaser’s representations and warranties in Section 4 of this Agreement, and the accuracy of the other Purchasers’ representations and warranties in their respective Securities Purchase Agreements, the offer, sale and issuance of the Securities in the Offering, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

(ll) Risks Related to the Company and the Offering. An investment in the Securities involves a high degree of risk and uncertainty. The Agreement includes information about the material risks faced by the Company, however, they may not be the only risks. Additional unknown risks or risks that the Company currently considers to be immaterial may also impair the Company’s business operations. If any of the events or circumstances described in the Agreement actually occurs, the Company’s business, financial condition or results of operations could suffer.

4. Purchaser Acknowledgements and Representations. In connection with the purchase of the Securities, Purchaser represents and warrants as of the Closing Date applicable to the Purchaser and/or acknowledges, to the Company, the following:

(a) Acceptance. The Company may accept or reject this Agreement and the number of Securities subscribed for hereunder, in whole or in part, in its sole and absolute discretion. The Company has no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of the Securities would constitute a violation of federal or state securities laws.

(b) Irrevocability. This Agreement is and shall be irrevocable, except that the Purchaser shall have no obligations hereunder to the extent that this Agreement is rejected by the Company.

(c) Binding. This Agreement and the rights, powers and duties set forth herein shall be binding upon the Purchaser, the Purchaser’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

(d) No Governmental Review. No federal or state agency has made any finding or determination as to the fairness of the Offering for investment, or any recommendation or endorsement of the Securities.

(e) No Voting Rights. Purchaser is not entitled to voting rights for the Purchased Units or underlying Purchased Cask Investment Deeds.

(f) Professional Advice; Investment Experience. The Company has made available to the Purchaser, or to the Purchaser’s attorney, accountant or representative, all documents that the Purchaser has requested, and the Purchaser has requested all documents and other information that the Purchaser has deemed necessary to consider respecting an investment in the Company. The Company has provided answers to all questions concerning the Offering and an investment in the Company. The Purchaser has carefully considered and has, to the extent the Purchaser believes necessary, discussed with the Purchaser’s professional technical, legal, tax and financial advisers and his/her/its representative (if any) the suitability of an investment in the Company for the Purchaser’s particular tax and financial situation. All information the Purchaser has provided to the Company concerning the Purchaser and the Purchaser’s financial position is, to Purchaser’s knowledge, correct and complete as of the date set forth below, and if there should be any material adverse change in such information prior to the acceptance of this Agreement by the Company, the Purchaser will immediately provide such information to the Company. The Purchaser has such knowledge, skill, and experience in technical, business, financial, and investment matters so that he/she/it is capable of evaluating the merits and risks of an investment in the Securities. To the extent necessary, the Purchaser has retained, at his/her/its own expense, and relied upon, appropriate professional advice regarding the technical, investment, tax, and legal merits and consequences of this Agreement and owning the Securities. The Purchaser acknowledges and understands that the proceeds from the sale of the Securities will be used as described in Section 5(c).

(g) Brokers and Finders; Placement Agent Services. Section 2(g) includes information regarding the compensation to be paid to the Placement Agent for various services rendered or to be rendered to the Company.

(h) Investment Purpose. Purchaser is purchasing the Securities for investment for his, her or its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act in violation of such act. Purchaser further represents that he/she/it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. If the Purchaser is an entity, the Purchaser represents that it has not been formed for the specific purpose of acquiring the Securities. Purchaser acknowledges that an investment in the Securities is a high-risk, speculative investment.

(i) Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein and in Exhibit A in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(j) Restricted Securities. Purchaser understands that the Securities are “restricted securities” under applicable Securities Laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (the “Commission”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation or ability to register or qualify the Securities for resale.

(k) Professional Advice. The Company has not received from its legal counsel, accountants or professional advisors any independent valuation of the Company or any of its equity securities, or any opinion as to the fairness of the terms of the Offering or the adequacy of disclosure of materials pertaining to the Company or the Offering.

(l) Risk of Loss. The Purchaser has adequate net worth and means of providing for his/her/its current needs and personal contingencies to sustain a complete loss of the investment in the Securities at the time of investment, and the Purchaser has no need for liquidity in the investment in the Securities. The Purchaser understands that an investment in the Securities is highly risky and that he/she/it could suffer a complete loss of his/her/its investment.

(m) Information. The Purchaser understands that any plans, estimates and projections, provided by or on behalf of the Company, involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such plans, projections or goals will be attained; and that any such plans, projections and estimates should not be relied upon as a promise of the future performance of the Company. The Purchaser acknowledges that neither the Company, the Placement Agent nor anyone acting on the Company’s behalf makes any warranty, express or implied, as to the accuracy or correctness of any such plans, estimates and projections, and there are no assurances that such plans, estimates and projections will be achieved. The Purchaser understands that the Company’s technology and products are new, and not all of the technology and/or products may be tested and commercialized, and that there is no guarantee that the technology and products will be commercially successful. The Purchaser understands that all of the risks associated with the technology are not now known. Before investing in the Offering, the Purchaser has been given the opportunity to ask questions of the Company about the technology and the Company’s business and the Purchaser has received answers to those questions. Purchaser has reviewed the Risk Factors, attached hereto as Exhibit D . Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3 above. Purchaser understands that its investment in the Securities involves a significant degree of risk. Purchaser is not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein.

(n) Authorization; Enforcement. Each Transaction Document to which a Purchaser is a party: (i) has been duly and validly authorized, (ii) has been duly executed and delivered on behalf of the Purchaser, and (iii) will constitute, upon execution and delivery by the Purchaser thereof and the Company, the valid and binding agreements of the Purchaser enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(o) Residency. If the Purchaser is an individual, then Purchaser resides in the state or province identified in the address of such Purchaser set forth in the Purchaser Questionnaire; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth in the Purchaser Questionnaire.

(p) Communication of Offer. The Purchaser was contacted by either the Company or the Placement Agent with respect to a potential investment in the Securities. The Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D of the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(q) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser (if the Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser.

(r) Organization. If the Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable transaction documents and otherwise to carry out its obligations hereunder and thereunder. If the Purchaser is an entity, the execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser.

(s) Securities Laws Compliance.

(i) Purchaser has been advised that the Commodities Deeds are being treated as a security and that the offers and sales of this security have not been registered under any country’s securities laws and, therefore, cannot be resold except in compliance with the applicable country’s laws. Purchaser is purchasing the Cask Investment Deeds for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

(ii) Purchaser further acknowledges and understands that neither the Units or Cask Investment Deeds issued hereunder have been (nor will they be) registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(iii) Purchaser further acknowledges and understands that the Cask Investment Deeds acquired hereunder must be held until maturity unless the Cask Investment Deeds are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Cask Investment Deeds. Purchaser understands and agrees that Company may (i) retain the Cask Investment Deeds in escrow (or in a segregated location or on a segregated storage device) for so long as the Cask Investment Deeds are subject to restrictions on resale under the Securities Act (including Rule 144 promulgated thereunder) or (ii) otherwise take such actions as are necessary, in its reasonable discretion, to comply with applicable securities laws with respect to any Cask Investment Deeds acquired hereunder, which actions may include physical and/or electronic security measures, such as smart contracts, lock-ups or similar devices.

(iv) Purchaser is familiar with the provisions of Rule 144 under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser acknowledges and agrees that the Cask Investment Deeds acquired hereunder constitute “restricted securities” under Rule 144.

(t) No Other Representations. The Purchaser has not received and is not relying on any representation, warranties or assurances as to the Company, its business or its prospects from the Company or any other person or entity.

5. Covenants.

(a) Reasonable Efforts. The parties hereto shall use their reasonable efforts to satisfy timely each of the conditions described in Section 7 of this Agreement

(b) Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to Purchaser at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification).

(c) Use of Proceeds. The Company shall use the proceeds from the sale of the Units for the purchase of Barrels of Unaged Premium Whiskey in connection with the Offering, and for general working capital purposes.

(d) Expenses. Each party hereto shall bear and be responsible for all expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith (“Documents”), including, without limitation, attorneys’ and consultants’ fees and expenses, fees relating to any amendments or modifications of the Documents or any consents or waivers of provisions in the Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Documents.

(e) Corporate Existence. So long as Purchaser beneficially owns any Cask Investment Deeds, the Company shall maintain its corporate existence.

6. Blockchain Technology Codes, Restrictive Legends and Stop-Transfer Orders.

(a) Codes and Legends. The certificate or certificates representing each of the Purchased Cask Investment Deeds (the “Cask Investment Deed Certificates”) shall bear (i) a unique Barrel ID QR-code (Public Key) and a unique Wallet ID QR-code (Private Key), and (ii) a legend substantially to the following effect (as well as any legends required by applicable state corporate law or federal or state securities laws):

(i)	THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

(ii)	THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SECURITY HOLDER DATED ____________, 202_, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(iii)	Any legend required to be placed thereon by any appropriate securities commission or commissioner.

(b) Stop-Transfer Notices. The Purchaser agrees that, to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7. Conditions to Closing.

(a) Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell Securities to the Purchaser is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i) The Purchaser shall have complied with Sections 2(a) and (b);

(ii) The representations and warranties of the Purchaser shall be true and correct in all material respects; and

(iii) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(b) Conditions to Each Purchaser’s Obligation to Purchase. The obligation of the Purchaser hereunder to purchase the Securities is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in his/her/its sole discretion:

(i) The Company shall have complied with Section 2(d);

(ii) The representations and warranties of the Company shall be true and correct as of the applicable Closing Date, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date;

(iii) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement;

(iv) No event shall have occurred which would reasonably be expected to have a Material Adverse Effect; and

(v) The Company shall have provided such other documents as the Placement Agent may reasonably request, each in form and substance satisfactory to the Placement Agent.

8. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Both parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of any federal or state court located within Orange County, California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal or state courts located within Orange County, California, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Both parties further agree that service of process upon a party in any manner permitted by applicable law shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law.

(b) Entire Agreement; Enforcement of Rights. This Agreement, together with the exhibits and schedules attached hereto, set forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes any and all prior agreements or discussions between them, including any term sheet, letter of intent or other document executed by the parties prior to the date hereof relating to such subject matter. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally (including two business days after deposit with a reputable overnight courier service, properly addressed to the party to receive the same) or sent by fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth herein or as subsequently modified by written notice.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The covenants and obligations of the Company hereunder shall inure to the benefit of, and be enforceable by the Purchaser against the Company, its successors and assigns, including any entity into which the Company is merged. The rights and obligations of Purchasers under this Agreement may only be assigned with the prior written consent of the Company.

(h) Third Party Beneficiary. This Agreement is intended for the benefit of the undersigned parties and their respective permitted successors and assigns, and the Placement Agent, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) [Intentionally Left Blank].

(k) Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transaction contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchasers or any of their representatives.

(l) Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(m) Remedies. All remedies afforded to any party by law or contract, shall be cumulative and not alternative and are in addition to all other rights and remedies a party may have, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement. Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy.

(n) Consent of Spouse. If the Purchaser is married on the date of this Agreement, such Purchaser’s spouse shall execute and deliver to the Company the Spousal Consent in the form attached as Exhibit B hereto, effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Purchaser’s Securities that do not otherwise exist by operation of law or the agreement of the parties. If any Purchaser should marry or remarry subsequent to the date of this Agreement, such Purchaser shall within 30 days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Remainder of Page Intentionally Left Blank]

The Purchaser, by his or her signature below, or by that of its authorized representative, confirms that the Purchaser has carefully reviewed and understands, and voluntarily enters into, this Agreement.

IN WITNESS WHEREOF, the Purchaser has executed this Agreement as of February __, 2022.

PURCHASER (if individual):	PURCHASER (if entity):

Signature	By:

Name (type or print)	Name:

Signature of Co-Signer (if any)	Its:

Name of Co-Signer (type or print)

AGREED AND ACCEPTED as of February __, 2022.

SPIRITS GLOBAL, INC.

By:
Todd Sanders
Chief Executive Officer

Subscription Amount (as accepted by the Company):

$

EXHIBIT A

PURCHASER QUESTIONNAIRE

[see attached]

EXHIBIT B

SPOUSAL CONSENT

I, ________________________________, spouse of ________________________, have read and hereby approve the foregoing Agreement. In consideration of the Company’ granting my spouse the right to purchase the Securities as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or similar interest that I may have in the Securities shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Signature

Spouse of ___________________________

OR

I hereby represent and warrant that I am unmarried as of the date of this Agreement.

Signature

EXHIBIT C

FORM OF CASK INVESTMENT DEED

[see attached]

EXHIBIT D

RISK FACTORS

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE MADE BY ANY INVESTOR WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. EACH PROSPECTIVE PURCHASER SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS ASSOCIATED WITH THIS OFFERING, AS WELL AS OTHERS DESCRIBED ELSEWHERE IN THE COMPANY MATERIALS, BEFORE MAKING ANY INVESTMENTS.

THE COMPANY MATERIALS CONTAIN CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS, INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS MEMORANDUM, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

Risks Related to our Business

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

Spirits Global, Inc. was formed in 2018, but we have only recently commenced operations. We have a limited operating history and have not generated revenue. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

We may not be able to achieve profitability going forward.

We may incur significant operating losses which could have a negative impact on our operations. Our business plan is speculative and unproven. There is no assurance that we will be successful in executing our business plan or that even if we successfully implement our business plan, that we will be able to curtail our losses now or in the future. Further, as we are a new enterprise, we expect that there will be net losses and a working capital deficiency.

We are dependent upon our management team and development and operations personnel, and the loss of one or more key employees or groups could harm our business and prevent us from implementing our business plan in a timely manner.

Our success depends substantially upon the continued services of Todd Sanders, our CEO, and other key members of management. We will be substantially dependent on the continued service of our existing development and operations personnel because of the complexity of our service and technologies. Our executive officers, key management, development or operations personnel could terminate their employment with us at any time. The loss of one or more of our key employees or groups could seriously harm our business.

The Company is controlled by its parent company, Spirits Capital Corporation

The Company’s parent company, Spirits Capital Corporation (“SSCC”), owns 100% of the Company’s issued and outstanding shares of common stock on a fully diluted basis. Accordingly, SSCC will have the ability to control the election of members of the Company’s Board of Directors and the outcome of issues submitted to the Company’s stockholders.

Our parent company, SSCC, will need to raise additional capital to grow our business, and SSCC may not be able to raise capital on terms acceptable to it or at all.

Operating our business and maintaining our growth efforts, will require significant cash outlays, capital expenditures, hiring additional sales personnel and commitments. Cash on hand and cash generated from operations and this offering will not be sufficient to meet our cash requirements. As such, our parent company, SSCC, will need to seek additional capital, potentially through debt or equity financings, to fund our business and growth. Any additional financing that SSCC may require in the future may not be available at all or, if available, may be on terms unfavorable to SSCC. SSCC’s inability to finance our growth, either internally or externally, would limit our growth potential and our ability to implement our business strategy.

The Offering is being conducted on a Commercially Reasonable Efforts, No Minimum Basis, and if we are unable to raise the required capital to implement our Business Plan your investment may be lost.

The Units are being offered on a commercially reasonable efforts, no minimum basis. Therefore, we plan to use proceeds as they are received without establishing a minimum level of subscriptions or establishing escrow. There is no assurance that all, or a substantial portion of the Units offered hereby will be sold and that the estimated net proceeds generated from such a sale will be sufficient to commence our proposed operations. Investors should therefore be aware that if only a small number of Units are subscribed, there may not be sufficient funds available for us to accomplish our business objectives or continue in operations. Our current monthly expense rate is approximately $75,000. If we are unable to raise capital to satisfy the monthly expenses, we will be required to discontinue or curtail operations.

We have incurred losses since our inception in 2018 and may never be profitable which raises doubt about our ability to continue as a going concern.

Since our inception in 2018, we have had nominal operations and incurred operating losses. Since inception, we have been able to raise only minimal capital, and we have minimal cash on hand. Accordingly, the Company does not have sufficient cash resources or current assets to pay its current obligations, and we have been meeting many of our obligations through SSCC’s issuance of its common stock to our employees, consultants and advisors as payment for the goods and services. SSCC management continues to search for additional financing for our operations; however, considering the difficult U.S. and global economic conditions along with the substantial turmoil in the capital and credit markets, there is a significant possibility that we will be unable to obtain financing to continue our operations.

As we are in the early stages of our operations and have generated minimal revenue in the recent past, we expect to incur additional losses in the foreseeable future, and such losses may continue to be significant. To become profitable, we must be successful in raising capital to continue with our business efforts, sales activities, meet the work commitment requirements on production, discover economically feasible paths to sales, successfully develop the products and the relationships with distributors of our products as well as retail dealers and finally realize adequate prices on our products in the marketplace. Thus, we may never be profitable.

These circumstances raise substantial doubt about our ability to continue as a going concern. If we are unable to continue as a going concern, investors will likely lose all of their investment.

The demand for our Cask Investment Deeds will be influenced by general economic conditions and could be adversely affected by economic downturns.

The demand for our Cask Investment Deeds will be correlated to changes in the health of the economy in general. This is affected by such factors as consumer spending habits, employment, interest rates and inflation. An economic downturn could reduce consumer income or equity capital available for spending on discretionary items such as Whiskey, which could adversely affect the demand for our Cask Investment Deeds.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Any inability to provide reliable financial reports or prevent fraud could harm our business. We are continuing to evaluate and, where appropriate, enhance our policies, procedures and internal controls. If we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, our financial statements may not accurately reflect our financial condition.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. As an early stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. Our business is dependent upon the implementation of our business plan. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

Our business operations could be significantly disrupted if members of our management team were to leave.

Our success depends to a significant degree upon the continued contributions of our senior management. Our senior operating management members average approximately 25 years each of relevant industry experience and have extensive technology, marketing, sales and finance backgrounds. We believe that the depth of our management team is instrumental to our continued success. The loss of any of our key executive officers or directors in the future could significantly impede our ability to successfully implement our business strategy, financial plans, expansion of services, marketing and other objectives.

Risks Related to the Offering

The Offering Price has been arbitrarily determined.

The offering price of the Units has been determined arbitrarily by the Company. It does not necessarily bear any relationship to the Company’s assets value, net worth, revenues or other established criteria of value, and should not be considered indicative of the actual value of the Cask Investment Deeds underlying the investment.

An investment in the Securities is speculative and there can be no assurance of any return on any such investment.

An investment in the Securities is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company’, including the risk of losing their entire investment.

We will have broad discretion in applying the net proceeds of this offering.

We have broad discretion in applying a significant portion of the net proceeds we will receive in this offering. As part of your investment decision, you will not be able to assess or direct how we apply these net proceeds. If we do not apply these funds effectively, we may lose significant business opportunities.

The Units will be offered by us on a “Commercially Reasonable” basis, and we may not raise the Maximum Amount.

We are offering the Units on a “commercially reasonable” basis. In a commercially reasonable basis offering such as the one described in this Offering, there is no assurance that we will sell the full offering. Accordingly, we may close upon amounts less than the full offering, which may not provide us with sufficient funds to fully implement our business plan.

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